Exhibit 99.28(i)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Fund Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 61 to the Form N-1A Registration Statement of Old Westbury Funds, Inc., File No. 033-66528. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP
New York, New York
February 26, 2016